INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by refernce in this Registration Statement of Conrad Industries, Inc. on Form S-8 of our report dated February 23, 2000, appearing in the Annual Report on Form 10-K of Conrad Industries, Inc. for the year ended December 31, 1999.

/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

New Orleans, Louisiana
September 7, 2000